SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 1, 2008

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	000-12016	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 1, 2008, the Company entered into a First Amendment to Sixth Amended and Restated Credit Agreement (the “First Amendment”), among the Company, InterfaceFLOR, LLC (an indirect subsidiary of the Company), the lenders listed therein, and Wachovia Bank, National Association.  Pursuant to the First Amendment, which is an amendment to the Company’s primary revolving credit facility in the United States (the “Facility”):

•	The stated maturity date of the Facility has been extended to December 31, 2012.

•
The applicable interest rates for LIBOR-based loans have been reduced.  Interest on those loans is now charged at varying rates computed by applying a margin ranging from 1.00% to 2.00% (reduced from the range of 1.25% to 2.25%) over the applicable LIBOR rate, depending on our average excess borrowing availability during the most recently completed fiscal quarter.

•	We no longer are required to deliver monthly financial statements to the lenders.

•
In light of our recent borrowing levels and in an effort to reduce unused line fees, we have reduced the maximum aggregate amount of loans and letters of credit available to us at any one time from $125 million to $100 million (subject to a borrowing base, as existed prior to the First Amendment), with an option for us to increase that amount to up to a maximum of $150 million (the same option level that existed prior to the First Amendment) upon the satisfaction of certain conditions.

•
The lender group has been reduced from 5 lenders to 4 lenders, and the lending commitments have been reallocated among the remaining lenders.  In connection with the reduction in the number of lenders and the reallocation of lending commitments, the threshold of “Required Lenders” for purposes of certain amendments and consents under the Facility has been increased from more than 50% of the aggregate amount of the lending commitments to more than 66 2/3% of the aggregate amount of the lending commitments.

The foregoing description is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 99.1 and is incorporated by reference in this Item 1.01.

ITEM 2.03                                 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On January 1, 2008, the Company entered into the First Amendment.  A description of the First Amendment is included above in Item 1.01, which Item 1.01 is incorporated by reference in this Item 2.03.

ITEM 9.01                                 FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)          Pro Forma Financial Information.

None.

(c)               Shell Company Transactions.

None.

(d)          Exhibits.

Exhibit No.	Description
99.1
First Amendment to Sixth Amended and Restated Credit Agreement, dated as of January 1, 2008, among the Company, InterfaceFLOR, LLC (an indirect subsidiary of the Company), the lenders listed therein, and Wachovia Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Raymond S. Willoch
Raymond S. Willoch
Senior Vice President
Date: January 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1
First Amendment to Sixth Amended and Restated Credit Agreement, dated as of January 1, 2008, among the Company, InterfaceFLOR, LLC (an indirect subsidiary of the Company), the lenders listed therein, and Wachovia Bank, National Association.